OrthoPediatrics Corp. Reports Second Quarter 2018 Financial Results

Record Revenue of $15.1 Million, Up 27.7% Year-over-Year

WARSAW, Indiana, August 8, 2018 — OrthoPediatrics Corp. (NASDAQ:KIDS), a company exclusively focused on advancing the field of pediatric orthopedics, announced today its financial results for the second quarter ended June 30, 2018.

Second Quarter & Recent Highlights

•	Increased total revenue to $15.1 million for second quarter 2018, up 27.7% from $11.8 million in second quarter 2017

•	Deployed $2.8 million of consignment sets during the second quarter 2018

•	Added four incremental U.S. sales representatives in the second quarter 2018 for a total of 88 reps

•	Launched 25th surgical system, Pediatric Nailing Platform | FEMUR

•	Increased revenue guidance to a range of 23% to 24% year-over-year growth and investment in consignment sets to $11.0 million for full year 2018

Mark Throdahl, Chief Executive Officer of OrthoPediatrics, commented, “We are extremely pleased to report record quarterly revenues of $15.1 million, which demonstrates strong and consistent execution across the business. As we continue to invest in consignment sets, R&D, and the expansion of our sales reps, we are strengthening our competitive position for sustainable future growth. We have supplemented our domestic sales force with 13 reps year-to-date to help support the $8.3 million of consigned sets deployed in the first half of the year, enabling us to broaden utilization of our pediatric systems. Furthermore, our investments in R&D drove recent FDA clearance of our 25th surgical system and keep us on track to launch four additional systems by year end. We look forward to continued strong momentum as we continue to advance these initiatives. Our confidence grows due to greater than anticipated performance in the first half of the year, and so we anticipate our full year 2018 revenue growth will increase to a range of 23% to 24% with consigned set investments increasing to $11.0 million.”

Second Quarter 2018 Financial Results
Total revenue for the second quarter of 2018 was $15.1 million, a 27.7% increase compared to $11.8 million for the same period last year. U.S. revenue for the second quarter of 2018 was $11.5 million, a 24.6% increase compared to $9.2 million for the same period last year, representing 76% of total revenue. International revenue was $3.6 million, a 38.7% increase compared to $2.6 million for the same period last year, representing 24% of total revenue.

Trauma and Deformity revenue for the second quarter of 2018 was $9.9 million, a 25.3% increase compared to $7.9 million for the same period last year. Scoliosis revenue was $4.9 million, a 42.7% increase compared to $3.4 million for the second quarter 2017. Sports Medicine/Other revenue for the second quarter of 2018 was $0.3 million, a 36.3% decrease compared to $0.5 million for the same period last year.

Gross profit for the second quarter of 2018 was $11.3 million, a 29.4% increase compared to $8.7 million for the same period last year. Gross profit margin for the second quarter of 2018 was 74.7%, compared to 73.8% for the same period last year, reflecting the benefit of our four direct country conversions and partially offset by continued international set sales.

Total operating expenses for the second quarter of 2018 were $13.4 million, a 42.6% increase compared to $9.4 million for the same period last year. The increase in operating expenses was driven by a 66.9% increase in R&D, a 27.9% increase in sales and marketing, including higher commissions, and unusually higher, non-recurring professional fees associated with legal expense. Operating loss for the quarter increased to ($2.1) million from ($0.7) million for the same period last year.

Net interest expense for the second quarter of 2018 was $0.6 million, a 13.5% decrease compared to $0.7 million for the same period last year.

Net loss for the second quarter of 2018 was ($2.7) million, compared to ($1.3) million for the same period last year. Net loss per share attributable to common stockholders for the second quarter of 2018 was ($0.21) per basic and diluted share, compared to ($1.56) per basic and diluted share for the same period last year.

Adjusted EBITDA for the second quarter of 2018 was $0.7 million as compared to $0.3 million for the second quarter of 2017. The change was primarily driven by the significant increase in revenue and associated gross margin. See below for additional information and a reconciliation of non-GAAP financial information.

The weighted average number of diluted shares outstanding as of June 30, 2018 was 12,549,226 shares.

As of the second quarter of 2018 our independent sales agencies in the United States employed 88 full-time equivalent sales representatives specifically focused on pediatrics, up four from the 84 employed in the first quarter of 2018. This increase keeps us on track for 18 additional reps for the full year 2018.

Purchases of property and equipment during the second quarter of 2018 were $1.4 million, a 7.7% decrease compared to $1.5 million for the same period last year. This investment reflects the deployment of consigned sets, which includes product specific instruments and cases and trays. Including the implants, $2.8 million of consigned sets were deployed during the second quarter of 2018 compared to $3.0 million during the second quarter of 2017. Set deployment during the second quarter of 2017 was higher than normal because of the conversion of the U.K. and Ireland stocking distributor to an agency model.

As of June 30, 2018, cash and cash equivalents were $26.5 million, compared to $34.6 million as of March 31, 2018, and the Company had approximately $25.4 million in total outstanding indebtedness, including $3.9 million outstanding under the revolving credit facility.

Full Year 2018 Financial Guidance
OrthoPediatrics is providing financial guidance for the full year 2018, as follows:

•	Revenue growth in a range of 23% to 24% year-over-year, up from prior guidance of 22%.

•	Consigned set investments of approximately $11.0 million, up from prior guidance of $10.0 million.

Conference Call
OrthoPediatrics will host a conference call on Thursday, August 9, 2018 at 8:00 a.m. ET to discuss its financial results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 4835859. A live webcast of the conference call will be available online at OrthoPediatrics’ investor relations website, ir.orthopediatrics.com.

A replay of the webcast will remain available online at OrthoPediatrics’ investor relations website, ir.orthopediatrics.com, until OrthoPediatrics releases its third quarter 2018 financial results. In addition, a telephonic replay of the conference call will be available until August 16, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID number is 4835859.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 15, 2018. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss, plus interest expense (income), net plus other expense (income), depreciation and amortization, stock-based compensation expense, accelerated vesting of restricted stock upon our IPO, public company costs and initial public offering costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the metric as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of Net Income to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on providing a comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 25 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma & deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 38 countries outside the United States.

Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash	$26,506	$42,582
Accounts receivable - trade, less allowance for doubtful accounts of
$131 and $143, respectively	9,755	5,603
Inventories, net	24,816	19,498
Inventories held by international distributors, net	595	1,047
Prepaid expenses and other current assets	1,063	831
Total current assets	62,735	69,561

Property and equipment, net	12,770	10,391

Other assets:
Amortizable intangible assets, net	2,080	2,089
Other intangible assets	260	260
Total other assets	2,340	2,349

Total assets	$77,845	$82,301

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$5,455	$5,495
Accrued compensation and benefits	3,237	2,905
Current portion of long-term debt with affiliate	115	113
Other current liabilities	1,683	954
Total current liabilities	10,490	9,467
Long-term liabilities:
Long-term debt with affiliate, net of current portion	21,360	21,418
Revolving credit facility with affiliate	3,938	3,921
Total long-term liabilities	25,298	25,339

Total liabilities	35,788	34,806

Commitments and contingencies

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized;
12,789,039 shares and 12,621,781 shares issued and outstanding as
of June 30, 2018 (unaudited) and December 31, 2017	2	2
Additional paid-in capital	153,055	150,424
Accumulated deficit	(110,758)	(103,066)
Accumulated other comprehensive income	(242)	135
Total stockholders' equity	42,057	47,495

Total liabilities and stockholders' equity	$77,845	$82,301

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenue	$15,077	$11,802	$27,171	$21,564
Cost of revenue	3,807	3,090	6,982	5,437
Gross profit	11,270	8,712	20,189	16,127
Operating expenses:
Sales and marketing	6,776	5,299	12,855	9,491
General and administrative	5,499	3,422	11,516	6,795
Research and development	1,115	668	2,333	1,355
Total operating expenses	13,390	9,389	26,704	17,641
Operating loss	(2,120)	(677)	(6,515)	(1,514)
Other expenses:
Interest expense	562	650	1,114	1,095
Other expense (income)	10	(61)	63	(58)
Total other expenses	572	589	1,177	1,037
Net loss	$(2,692)	$(1,266)	$(7,692)	$(2,551)
Net loss attributable to common stockholders	$(2,692)	$(2,720)	$(7,692)	$(5,431)
Weighted average common shares - basic and diluted	12,549,226	1,746,787	12,312,814	1,745,390
Net loss per share attributable to common stockholders - basic and diluted	$(0.21)	$(1.56)	$(0.62)	$(3.11)

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES
Net loss	$(7,692)	$(2,551)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,400	1,092
Stock-based compensation	2,631	727
Changes in certain current assets and liabilities:
Accounts receivable - trade	(4,152)	(2,428)
Inventories	(4,724)	(3,551)
Inventories held by international distributors	452	104
Prepaid expenses and other current assets	(232)	(727)
Accounts payable - trade	(40)	2,569
Accrued expenses and other liabilities	1,061	531
Other	(377)	-
Net cash used in operating activities	(11,673)	(4,234)

INVESTING ACTIVITIES
Purchases of licenses	(180)	(300)
Purchases of property and equipment	(4,167)	(2,844)
Net cash used in investing activities	(4,347)	(3,144)

FINANCING ACTIVITIES
Proceeds from issuance of debt with affiliate	-	8,055
Payments on mortgage notes	(56)	(52)
Net cash provided by financing activities	(56)	8,003

Effect of exchange rate changes on cash	-	72

NET INCREASE (DECREASE) IN CASH	(16,076)	697

Cash, beginning of year	42,582	1,609
Cash, end of period	$26,506	$2,306

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$1,114	$1,095
Accretion of redeemable convertible preferred stock	$—	$2,880
Transfer of instruments from property and equipment to inventory	$594	$770

ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Product sales by geographic location:	2018	2017	2018	2017
U.S.	$11,458	$9,193	$20,111	$16,529
International	3,619	2,609	7,060	5,035
Total	$15,077	$11,802	$27,171	$21,564

	Three Months Ended June 30,		Six Months Ended June 30,
Product sales by category:	2018	2017	2018	2017
Trauma and deformity	$9,860	$7,869	$18,983	$15,609
Scoliosis	4,897	3,431	7,582	5,353
Sports medicine/other	320	502	606	602
Total	$15,077	$11,802	$27,171	$21,564

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Loss	$(2,692)	$(1,266)	$(7,692)	$(2,551)
Interest expense, net	562	650	1,114	1,095
Other expense	10	(61)	63	(58)
Depreciation and amortization	728	594	1,400	1,092
Stock-based compensation	225	388	645	727
Accelerated vesting of restricted stock upon our IPO	229	-	1,986	-
Public company costs	337	-	674	-
Non-recurring professional services fees	1,314	-	1,768	-
Adjusted EBITDA	$713	$305	$(42)	$305